EXHIBIT 1

Clinton Group Calls on ValueVision to Treat Employees and Vendors Fairly

NEW YORK, June 13, 2014 /PRNewswire/ -- Clinton Group, Inc. ("Clinton Group") today called upon ValueVision Media, Inc. (Nasdaq: VVTV) to assure its vendors and employees that they can exercise their voting rights at the Company’s upcoming June 18 annual meeting without fear of reprisal.

“We are disturbed that we have heard from multiple employees and vendors that they are afraid to vote their shares for us because they fear management will retaliate against them,” said Gregory P. Taxin, President of Clinton Group. “We believe every shareholder is entitled to vote without coercion and we welcome the participation of the Company’s employees and vendors in this process.”

Clinton Group’s nominees have committed that they will not treat any employee or vendor who votes against the nominees differently than employees and vendors who side with the Clinton Group, in the event the Clinton Group nominees are elected. Clinton Group believes the Company should provide the same assurance.

“The Company’s management and Board should assure the Company’s valuable employees and vendors that they may freely exercise their voting rights without fear of retaliation,” continued Mr. Taxin. “In my opinion, anything less is an abuse of corporate position and inconsistent with Mr. Stewart’s June 12 email to employees.”

Employees and vendors can vote shares held at brokerage firms online and anonymously in favor of the Clinton Group nominees by using the “control number” on the GOLD proxy card. Employees and vendors with “registered” shares can scan and email those ballots to Clinton Group (VVTV@okapipartners.com). Alternatively, employees and vendors can come to the Company’s annual meeting to vote (on June 18 at 9 AM at the Company’s headquarters) or meet the Clinton Group team at the Minneapolis Marriott Southwest in Minnetonka, Minnesota, on Tuesday, June 17 from 5 to 7 pm at Stacy’s Grill, where they can fill out a ballot or drop one off.

Clinton Group encourages its fellow shareholders to review the materials it has prepared, which are available at www.AddValueAndVision.com.

Shareholders with questions should contact Bruce Goldfarb or Lydia Mulyk at Okapi Partners LLC at (212) 297-0720, Toll-Free (855) 305-0857, or VVTV@okapipartners.com.

About Clinton Group, Inc.

Clinton Group, Inc. is a Registered Investment Advisor based in New York City. The firm has been investing in global markets since its inception in 1991 with expertise that spans a wide range of investment styles and asset classes.

Important Additional Information

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, GEH CAPITAL, INC., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD., CHANNEL COMMERCE PARTNERS, L.P., CLINTON GROUP, INC., GEORGE E. HALL (COLLECTIVELY, "CLINTON") THOMAS D. BEERS, MARK BOZEK, RONALD L. FRASCH, THOMAS D. MOTTOLA, ROBERT ROSENBLATT AND FRED SIEGEL (TOGETHER WITH CLINTON, THE "PARTICIPANTS") AND/OR CERTAIN AFFILIATED PARTIES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND

ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF VALUEVISION MEDIA, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BY THE PARTICIPANTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, CLINTON'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL FREE AT (855) 305-0857.

ADDITIONAL INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CLINTON ON MAY 13, 2014 AND IN THE DEFINITIVE ADDITIONAL MATERIALS ON SCHEDULE 14A FILED BY CLINTON ON MAY 22, 2014 AND JUNE 6, 2014. THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: N. Lennox, +1-212-825-0400.